EXHIBIT 99.1

SANTO MINING CORP.

d/b/a SANTO BLOCKCHAIN LABS CORP.

SANTO MINING CORP.

d/b/a SANTO BLOCKCHAIN LABS CORP.

Consolidated Condensed Balance Sheets

	June 30,	December 31,
	2023	2022
	(Unaudited)	(Audited)
ASSETS
Current Assets
Cash and cash equivalents	$35,343	$26,842
Total Current Assets	35,343	26,842

Digital assets, net	-
Property, plant and equipment, net	115,275	138,243
Intangible assets, net	190,000	190,000
TOTAL ASSETS	$340,618	$355,085

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Accounts payable and accrued expenses	115,444	115,445
Accrued compensation	448,204	388,445
Accrued interest	369,918	273,957
Convertible note payable, net of discount of ($72,362) and ($102,673)	1,614,188	1,458,877
Note payable, related party	65,991	63,886
Derivative liability	2,180,906	1,882,093
Total Current Liabilities	4,794,651	4,182,703
TOTAL LIABILITIES	4,794,651	4,182,703

Stockholders’ Deficit
Preferred stock Series A: 500,000,000 shares authorized; $0.001 par value. 500,000,000 and 500,000,000 shares issued and outstanding, respectively	500,000	500,000
Common stock: 20,000,000,000 authorized; $0.00001 par value 11,762,403,124 and 11,762,403,124 shares issued and outstanding, respectively	117,624	117,624
Additional paid-in capital	1,846,501	1,886,587
Accumulated deficit	(6,920,075)	(6,331,829)
Accumulated other comprehensive income	1,917	----
Total Stockholders’ Deficit	(4,454,033)	(3,827,618)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$340,618	$355,085

The accompanying notes are an integral part of these consolidated audited financial statements.

SANTO MINING CORP.

d/b/a SANTO BLOCKCHAIN LABS CORP.

Consolidated Condensed Statements of Operations

		For the Three Months Ended				For the Six Months Ended
		June 30,				June 30,
		2023		2022		2023		2022
		(unaudited)		(unaudited)		(unaudited)		(unaudited)

Revenues	$	---	$	---	$	---	$	---

Operating Expenses
Professional fees		1,038		1,613		3,212		3,739
Selling, general and administrative expense		86,972		186,811		159,587		349,552
Rent expense		12,724		6,982		17,507		12,195
Depreciation and amortization		11,484		---		22,968		---
Total operating expenses		112,218		195,406		203,274		365,486

Net loss from operations		(112,218)		(195,406)		(203,274)		(365,486)

Other income (expense)
Interest income		26		---		26		---
Interest expense		(49,2445)		(43,546)		(95,960)		(83,721)
Interest expense related to derivative liability		(78,784)		(130,528)		(155,311)		(281,194)
Loss on disposal of assets		---		---		---		(70,000)
Gain on extinguishment of debt		---		---		---		76,547
Change in derivative		(72,286)		35,406		(133,727)		1,047,369
Income taxes		---		---		---		---

Net income (loss)		$(312,507)		$(334,074)		$(588,246)		$323,515

Foreign currency translation		1,183		---		1,917		---

Comprehensive income (loss)		$(311,324)		$(334,074)		$(586,329)		$323,515

Basic and diluted loss per share		$(0.00)		$(0.00)		$(0.00)		$0.00

Weighted average number of
shares outstanding		11,762,403,124		11,081,952,952		11,762,403,124		11,062,350,835

The accompanying notes are an integral part of these consolidated audited financial statements.

SANTO MINING CORP.

d/b/a SANTO BLOCKCHAIN LABS CORP.

Consolidated Condensed Statement of Stockholders’ Deficit

For the Period Ended June 30, 2023

(Unaudited)

					Additional			Other
	Preferred Stock		Common Stock		Paid in	Accumulated		Comprehensive
	Shares	Amount	Shares	Amount	Capital	Deficit		Income	Total
2022
Balance, December 31, 2021	500,000,000	$500,000	11,042,530,916	$110,425	$2,036,829	$(6,312,335)	$	---	$(3,665,081)
Paid-in capital derivative liability	---	---	---	---	(98,361)	---		---	(98,361)
Net income for the three months ended March 31, 2022						657,589		---	657,589
Balance, March 31, 2022	500,000,000	$500,000	11,042,530,916	$110,425	$1,938,468	$(5,654,746)	$	---	$(3,105,853)
Shares issued for debt conversion	---	---	102,497,293	1,025	6,662	---		---	7,687
Paid-in capital derivative liability	---	---	---	---	(49,181)	---		---	(49,181)
Net loss for the six months ended June 30, 2022						(334,074)		---	(334,074)
Balance, June 30, 2022	500,000,000	$500,000	11,145,028,209	$111,450	$1,895,949	$(5,988,820)	$	---	$(3,481,421)
2023
Balance, December 31, 2022	500,000,000	$500,000	11,762,403,124	$117,624	$1,886,587	$(6,331,829)	$	---	$(3,827,618)
Paid-in capital derivative liability	---	---	---	---	(13,286)	---		---	(13,286)
Net loss for the three months ended March 31, 2023						(275,739)		734	(275,005)
Balance, March 31, 2023	500,000,000	$500,000	11,762,403,124	$117,624	$1,873,301	$(6,607,568)		$734	$(4,115,909)
Paid-in capital derivative liability	---	---	---	---	(26,800)	---		---	(26,800)
Net loss for the six months ended June 30, 2023						(312,507)		---	(312,507)
Foreign currency translation								1,183	1,183
Balance, June 30, 2023	500,000,000	$500,000	11,762,403,124	$117,624	$1,846,501	$(6,920,075)		$1,917	$(4,454,033)

The accompanying notes are an integral part of these consolidated audited financial statements.

SANTO MINING CORP.

d/b/a SANTO BLOCKCHAIN LABS CORP.

Consolidated Condensed Statements of Cash Flows

(Unaudited)

		For the Six Months Ended
		June 30,
		2023		2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)		$(588,246)		$323,515
Adjustment to reconcile net loss to net cash provided in operations:
Inventory		----		(49,422)
Change in fair market value of derivatives		133,727		(1,047,369)
Amortization of debt discount		155,311		281,194
Depreciation and amortization		22,968		----
Gain on extinguishment of debt		----		(76,547)
Loss on extinguishment of intangible asset		----		70,000
Change in assets and liabilities:
Accounts payable and accrued expenses		----		75,000
Accrued compensation		59,759		31,696
Accrued interest		95,960		54,987
Net Cash (used in) provided by operating activities		(120,521)		(336,946)

CASH FLOWS FROM INVESTING ACTIVITIES:
Sale (purchase) of digital assets		----		225,840
Net Cash Used in investing activates		----		225,840

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds (payments) notes payable, related party		2,105		(30,340)
Proceeds (payments) convertible notes payable		125,000		150,000
Stock issued to reduce debt		----		7,687
Net Cash provided by financing activates		127,105		127,347

Foreign currency translation		1,917		----

Net change in cash and cash equivalents		8,501		16,241
Cash and cash equivalents Beginning of period		26,842		10,150
Cash and cash equivalents End of period		$35,343		$26,391

Supplemental cash flow information
Cash paid for interest	$	----	$	----
Cash paid for taxes	$	----	$	----

Non-cash transactions
Original discount recorded on the recognition of notes with derivative liability		$125,000	$	----

The accompanying notes are an integral part of these consolidated audited financial statements.

SANTO MINING CORP.

d/b/a SANTO BLOCKCHAIN LABS CORP.

Notes to Unaudited Consolidated Condensed Financial Statements

(Unaudited)

NOTE 1- NATURE OF OPERATIONS

Corporate History

The Company was incorporated in the State of Nevada on July 8, 2009 as Santa Pita Corp to operate an internet portal for dentists and patients to access dental information, as well as a teeth-whitening business.

On July 30, 2012 the Company redirected its focus toward precious metal exploration and mining. Mineral exploration began with a mineral claim acquisition agreement (the “Acquisition Agreement”), with GEXPLO, SRL (the “Vendor”) and the Company, whereby the Company agreed to acquire from the Vendor a one hundred percent (100%) interest in a claim (“the Claim”) located in the Dominican Republic. The owner of the Vendor, Alain French, became President, Chief Executive Officer, Secretary, Treasurer and Director on the acquisition closing date. The Company was renamed Santo Mining Corp.

On May of 2015, the Company was acquired in a reverse merger and with new management, it redirected its focus, to cannabis pods, in 2016 the company pivoted to develop software and hardware solutions in the blockchain industry.  The Company has developed a series of software applications in the blockchain industry.

On January of 2024, the Company was renamed from SANTO MINING CORP., to GROOVY COMPANY, INC.

The Company also has four subsidiaries Cathay International LLC, a Florida corporation specializing in administration, logistics, and an Asian to USA interoperability.  The second subsidiary is Santo Blockchain Labs Corp. a Wyoming corporation leveraging the blockchain and crypto-asset states laws of the State of Wyoming.  The third subsidiary is Santo Blockchain Labs of Colombia S.A.S., El Poblado, Medellin, Antioquia, Republic of Colombia.

Nature of Business

Groovy is a reward-based gamified retro platform built on a centralized Layer-1 blockchain ecosystem, where nostalgic vibes meet modern rewards.  Experience an immersive world inspired by the 70s, packed with unique features:

Groovy presents a novel approach to the online cannabis marketplace, prioritizing user safety and product authenticity while fostering a vibrant community. This summery outlines Groovy’s core functionalities, user engagement strategies, potential business partnerships, and data-driven platform optimization.

TECHNICAL ARCHITECTURE: A FOUNDATION OF SECURITY AND TRUST

Groovy leverages a robust technical infrastructure to ensure a secure and reliable platform:

Blockchain Integration for Immutable Records: Groovy utilizes blockchain technology to establish an immutable record of product provenance. Each cannabis product receives a unique identifier linked to a tamper-proof record on the blockchain. This record tracks the product’s journey from cultivation to retail sale, fostering transparency and eliminating the possibility of counterfeit products entering the marketplace.

Multi-Layered Authentication: Confidence at Every Scan: Groovy employs a two-pronged approach to product authentication. Physical products are affixed with high-security NFT-QR codes and 3D holographic tags. Scanning the NFT-QR code within the Groovy mobile application instantly links to the corresponding blockchain record, verifying the product’s authenticity and potentially displaying relevant information like lab test results and cultivation details. The tamper-proof holographic tags provide an additional layer of physical verification, offering a visual confirmation of product legitimacy.

USER ENGAGEMENT: BEYOND TRANSACTIONS

Groovy recognizes that cannabis purchases are more than just financial transactions. The platform incorporates gamified features designed to transform product verification into an interactive and enjoyable experience:

Groovy Rewards (GR): A Rewarding Journey: Every product scan using the Groovy app earns users valuable Groovy Rewards (GR) points. These points act as the key to unlocking a tiered reward system within the platform, incentivizing users to actively participate in product verification and fostering a sense of accomplishment.

Tiered Reward System: Recognition and Exclusivity: The more users scan and verify products, the higher their tier within the Groovy ecosystem. Ascend the ranks and unlock exclusive benefits like:

•Discounts: Enjoy savings on future cannabis purchases within the Groovy marketplace.

•Limited-Edition Merchandise: Sport your passion for Groovy with exclusive retro-themed apparel and accessories.

•Special Event Invitations: Gain access to exclusive events, workshops, and meet-and-greets with industry professionals.

Leaderboards and Social Recognition: A Touch of Friendly Competition: A touch of friendly competition adds another layer of excitement to the user experience. Users can vie for the top spots on public leaderboards, earning bragging rights within the Groovy community and potentially receiving additional rewards for their dedication to product authenticity.

Engaging Challenges: Keeping Users on Their Toes: Groovy regularly introduces exciting challenges to keep users engaged and actively participating. These challenges might involve finding and verifying specific product strains within a timeframe, participating in fun quizzes testing cannabis knowledge, or completing tasks related to responsible cannabis consumption. The rewards for completing challenges are equally exciting, offering users a chance to rack up even more GR points and exclusive badges within the app.

COMMUNITY BUILDING: A SPACE TO CONNECT AND SHARE

Groovy fosters a thriving community for cannabis enthusiasts, fostering a sense of belonging and camaraderie that transcends the typical online marketplace experience. Users can connect, share experiences, and celebrate their shared passion through a variety of features:

Interactive Forums: The platform provides dedicated forums where users can discuss various cannabis-related topics, from product reviews and strain recommendations to cultivation techniques and industry news. Groovy moderators ensure a respectful and informative environment for knowledge sharing and fostering meaningful connections.

Social Media Integration: Sharing is Rewarding: Groovy understands the power of social media in today’s digital age. The platform facilitates seamless integration with popular social media platforms, allowing users to effortlessly share their Groovy finds with their networks. Sharing experiences and promoting Groovy can earn users additional rewards based on the level of engagement they generate. Additionally, Groovy collaborates with these platforms to maximize brand visibility and ensure a wider reach for the community.

BUSINESS PARTNERSHIPS: A COLLABORATIVE ECOSYSTEM

Groovy’s innovative features offer a win-win proposition for both consumers and businesses alike. Here’s how Groovy can empower businesses within the cannabis industry:

Dispensary ATM Integration: Streamlined Authentication and Increased Engagement: Groovy can partner with dispensaries to integrate ATMs with QR code scanning capabilities. This allows customers to seamlessly verify product authenticity directly at the point of purchase using the ATM’s scanner. Additionally, targeted promotions for Groovy rewards or exclusive challenges can be displayed on the ATM screen, potentially increasing customer engagement with the platform within the dispensary environment.

Data-Driven Insights: Understanding Customer Behavior: Groovy leverages the power of anonymized user data and social media learning algorithms to glean valuable insights into consumer preferences and purchasing habits. Businesses can utilize this data to refine their product offerings, optimize marketing campaigns, and ultimately achieve greater success within the cannabis market.

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

GOING CONCERN

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company has not yet established an ongoing source of revenue sufficient to cover its operating cost and allow it to continue as a going concern.  The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable.  If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources.  Management’s plan to obtain such resources for the Company includes obtaining capital from management and significant stockholders sufficient to meet its minimal operating expenses.  However, management cannot provide any assurance that the Company will be successful in accomplishing any of its plans.

There is no assurance that the Company will be able to obtain sufficient additional funds when needed or that such funds, if available, will be obtainable on terms satisfactory to the Company.  In addition, profitability will ultimately depend upon the level of revenues received from business operations.  However, there is no assurance that the Company will attain profitability. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its subsidiary. All intercompany accounts and transactions have been eliminated.

BASIS OF PRESENTATION AND USE OF ESTIMATES

The Company prepares its financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”), which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RECLASSIFICATION OF PRIOR PERIOD PRESENTATION

Certain prior year amounts have been reclassified for consistency with the current year presentation. These reclassifications had no effect on the reported results of operations.

FISCAL YEAR END

The Company elected December 31, as its fiscal year ending date.

USE OF ESTIMATES

The Company prepares its financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”), which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting year. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with an original maturity of a year or less at the date of acquisition to be cash equivalents.  Cash and cash equivalents at June 30, 2023 and December 31, 2022 were $35,343 and $26,842, respectively.

CASH FLOWS REPORTING

The Company follows ASC 230, Statement of Cash Flows, for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by ASC 230, Statement of Cash Flows, to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments. The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period.

FOREIGN CURRENCY TRANSLATION

The functional currency of our wholly owned subsidiaries is the currency of the primary economic environment in which the Company operates. Assets and liabilities denominated in currencies other than the functional currency are remeasured using the current exchange rate for monetary accounts and historical exchange rates for nonmonetary accounts, with exchange differences on remeasurement included in comprehensive income in our condensed consolidated statements of operations and comprehensive income. Our foreign subsidiaries that utilize foreign currency as their functional currency translate such currency into U.S. dollars using (i) the exchange rate on the balance sheet dates for assets and liabilities, (ii) the average exchange rates prevailing during the period for revenues and expenses, and (iii) historical exchange rates for equity. Any translation adjustments resulting from this process are shown separately as a component of accumulated other comprehensive loss within shareholders’ deficit in the condensed consolidated balance sheets.

RELATED PARTIES

The Company follows ASC 850, “Related Party Disclosures,” for the identification of related parties and disclosure of related party transactions.

REVENUE RECOGNITION

Effective January 1, 2021, the Company adopted Accounting Standards Codification (“ASC”) 606, Revenue From Contracts With Customers, which is effective for public business entities with annual reporting periods beginning after December 15, 2017. This new revenue recognition standard (new guidance) has a five-step process: a) Determine whether a contract exists; b) Identify the performance obligations; c) Determine the transaction price; d) Allocate the transaction price; and e) Recognize revenue when (or as) performance obligations are satisfied. The Company’s initial application of ASC 606 did not have a material impact on its financial statements and disclosures and there was no cumulative effect of the adoption of ASC 606.

Revenue is recognized when all of the following criteria are met:

•Identification of the contract, or contracts, with a customer

A contract with a customer exists when (i) we enter into an enforceable contract with a customer that defines each party’s rights regarding the goods or services to be transferred and identifies the payment terms related to these goods or services, (ii) the contract has commercial substance and the parties are committed to perform, and (iii) we determine that collection of substantially all consideration to which it will be entitled in exchange for goods or services that will be transferred is probable based on the customer’s intent and ability to pay the promised consideration.

•Identification of the performance obligations in the contract

Performance obligations promised in a contract are identified based on the goods or services that will be transferred to the customer that are both capable of being distinct, whereby the customer can benefit from the goods or service either on its own or together with other resources that are readily available from third parties or from us, and are distinct in the context of the contract, whereby the transfer of the goods or services is separately identifiable from other promises in the contract. To the extent a contract includes multiple promised goods or services, we apply judgment to determine whether promised goods or services are capable of being distinct and distinct in the context of the contract. If these criteria are not met the promised goods or services are accounted for as a combined performance obligation.

•Determination of the transaction price

The transaction price is determined based on the consideration to which we will be entitled in exchange for transferring goods or services to the customer. Constraints are applied when estimating variable considerations based on historical experience where applicable.

•Allocation of the transaction price to the performance obligations in the contract

All current contracts are of a single performance obligation thus the entire transaction price is allocated to the single performance obligation. We determine standalone selling price taking into account available information such as historical selling prices of the performance obligation, geographic location, overall strategic objective, market conditions and internally approved pricing guidelines related to the performance obligation.

•Recognition of revenue when, or as, we satisfy performance obligation

We satisfy performance obligations either over time or at a point in time as discussed in further detail below. Revenue is recognized at or over the time the related performance obligation is satisfied by transferring a promised good or service to a customer.

The Company did not generate revenue for the six months ended June 30, 2023 and 2022.

CONCENTRATIONS OF CREDIT RISK AND SIGNIFICANT CUSTOMERS

Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents, marketable securities, accounts receivable and restricted cash. The Company limits its exposure to credit loss by placing its cash and cash equivalents with high credit-quality financial institutions in bank deposits, money market funds, U.S. government securities and other investment grade debt securities that have strong credit ratings. The Company has established guidelines relative to diversification of its cash and marketable securities and their maturities that are intended to secure safety and liquidity. These guidelines are periodically reviewed and modified to take advantage of trends in yields and interest rates and changes in the Company’s operations and financial position. Although the Company may deposit its cash and cash equivalents with multiple financial institutions, its deposits, at times, may exceed federally insured limits.

FINANCIAL INSTRUMENTS

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

ASC 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

•Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities

•Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of June 30, 2023. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments.

PROPERTY, PLANT AND EQUIPMENT

Furniture and equipment are stated at cost. Depreciation is computed by the straight-line method over estimated useful lives.  Long-lived assets such as property, equipment and identifiable intangibles are reviewed for impairment at least Annual or whenever facts and circumstances indicate that the carrying value may not be recoverable. When required, impairment losses on assets to be held and used are recognized based on the fair value of the asset. The fair value is determined based on estimates of future cash flows, market value of similar assets, if available, or independent appraisals, if required. If the carrying amount of the long-lived asset is not recoverable, an impairment loss is recognized for the difference between the carrying amount and fair value of the asset. The Company recognized depreciation expense of $22,968 and $0 for the six months ending June 30, 2023 and 2022, respectively.

INTANGIBLE ASSETS

The Company has applied the provisions of ASC topic 350 - Intangible - goodwill and other, in accounting for its intangible assets.  Intangible assets are being amortized on a straight-line method on the basis of a useful life of 5 to 17 years. The balance at June 30, 2023 and December 31, 2022 was $190,000 and $190,000, respectively.

	June 30, 2023	December 31, 2022
Intellectual property	$260,000	$260,000
Less: Accumulated amortization and impairment	70,000	70,000
Totals	$190,000	$190,000

IMPAIRMENT OF LONG- LIVED ASSETS

The Company reviews and evaluates long-lived assets for impairment when events or changes in circumstances indicate that the related carrying amounts may not be recoverable. The assets are subject to impairment consideration under FASB ASC 360-10-35-17 if events or circumstances indicate that their carrying amount might not be recoverable.  When the Company determines that an impairment analysis should be done, the analysis will be performed using the rules of FASB ASC 930-360-35, Asset Impairment, and 360-0 through 15-5, Impairment or Disposal of Long- Lived Assets.

DERIVATIVE LIABILITIES

Derivative liabilities include the fair value of instruments such as common stock warrants, preferred stock warrants and convertible features of notes, that are initially recorded at fair value and are required to be re-measured to fair value at each reporting period under provisions of ASC 480, Distinguishing Liabilities from Equity, or ASC 815, Derivatives and Hedging. The change in fair value of the instruments is recognized as a component of other income (expense) in the Company’s statements of operations until the instruments settle, expire or are no longer classified as derivative liabilities. The Company estimates the fair value of these instruments using the Black-Scholes pricing model. The significant assumptions used in estimating the fair value include the exercise price, volatility of the stock underlying the instrument, risk-free interest rate, estimated fair value of the stock underlying the instrument and the estimated life of the instrument. At June 30, 2023 and December 31, 2022, the Company had $2,180,906 and $1,882,093 derivative liability, respectively.

INCOME TAXES

The Company accounts for income taxes in accordance with ASC 740, Accounting for Income Taxes, as clarified by ASC 740-10, Accounting for Uncertainty in Income Taxes. Under this method, deferred income taxes are determined based on the estimated future tax effects of differences between the financial statement and tax basis of assets and liabilities and net operating loss and tax credit carryforwards given the provisions of enacted tax laws. Deferred income tax provisions and benefits are based on changes to the assets or liabilities from year to year. In providing for deferred taxes, the Company considers tax regulations of the jurisdictions in which the Company operates, estimates of future taxable income, and available tax planning strategies. If tax regulations, operating results or the ability to implement tax-planning strategies vary, adjustments to the carrying value of deferred tax assets and liabilities may be required. Valuation allowances are recorded related to deferred tax assets based on the “more likely than not” criteria of ASC 740.

ASC 740-10 requires that the Company recognize the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the “more-likely-than-not” threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority.

The Company recognizes expenses for tax penalties and interest assessed by the Internal Revenue Service and other taxing authorities upon receiving valid notice of assessments. The Company has received no such notices as of June 30, 2023.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences will become deductible. The Company considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. The Company has recorded a full valuation allowance against its net deferred tax assets because it is not currently able to conclude that it is more likely than not that these assets will be realized. The amount of deferred tax assets considered to be realizable could be increased in the near term if estimates of future taxable income during the carryforward period are increased.

As of June 30, 2023, the Company had unused net operating loss carry forwards of $1,383,262 available to reduce federal taxable income. The Company’s ability to offset future taxable income, if any, with tax net operating loss carryforwards may be limited due to the non-filing of tax returns. Under the CARES act, net operating losses arising after 2017 are able to be carried forward indefinitely. Furthermore, changes in ownership may result in limitations under Internal Revenue Code Section 382.

No deferred tax assets or liabilities were recognized as of June 30, 2023 or 2022.

NET INCOME (LOSS) PER COMMON SHARE

Net income (loss) per share is calculated in accordance with FASB ASC 260, “Earnings Per Share.”  The weighted-average number of common shares outstanding during each year is used to compute basic earning or loss per share.  Diluted earnings or loss per share is computed using the weighted average number of shares and diluted potential common shares outstanding.  Dilutive potential common shares are additional common shares assumed to be exercised.

Basic net income (loss) per common share is based on the weighted average number of shares of common stock outstanding at June 30, 2023 and at December 31, 2022. At June 30, 2023 and December 31, 2022, the Company had no dilutive potential common shares.

SHARE-BASED EXPENSE

ASC 718, Compensation - Stock Compensation, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the consolidated financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, Equity - Based Payments to Non-Employees. Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

Share-based expense was $0 and $0 for the six months ending June 30, 2023 and 2022, respectively.

COMMITMENTS AND CONTINGENCIES

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. There were no known commitments or contingencies as of June 30, 2023 and December 31, 2022.

RECENT ACCOUNTING PRONOUNCEMENTS

The Company has reviewed the FASB issued Accounting Standards Update (“ASU”) accounting pronouncements and interpretations thereof that have effectiveness dates during the periods reported and in future periods. The Company has carefully considered the new pronouncements that alter previous generally accepted accounting principles and does not believe that any new or modified principles will have a material impact on the corporation’s reported financial position or operations in the near term. The applicability of any standard is subject to the formal review of our financial management and certain standards are under consideration.

NOTE 3 - DIGITAL ASSETS

The Company accounts for its digital assets as indefinite-lived intangible assets in accordance with Accounting Standards Codification (“ASC”) 350, Intangibles-Goodwill and Other. The Company’s digital assets are initially recorded at cost. Subsequently, they are measured at cost, net of any impairment losses incurred since acquisition.

CRYPTO ACCOUNTING

There is currently no specific definitive guidance under US GAAP or alternative accounting framework for the accounting for cryptocurrencies recognized as revenue or held, and management has exercised significant judgment in determining the appropriate accounting treatment. In the event authoritative guidance is enacted by the FASB, the Company may be required to change its policies, which could have an effect on the Company’s consolidated financial position and results from operations.

CRYPTO ASSETS HELD

Crypto assets are considered indefinite-lived intangible assets under applicable accounting rules and are initially measured at cost and are not amortized. Accordingly, any decrease in their fair values below our carrying values for such assets at any time subsequent to their acquisition will require us to recognize impairment charges, whereas we may make no upward revisions for any market price increases until a sale. As the Company utilizes crypto assets within its Proof-of-Stake Pools and or ATMs, the balances turnover frequently, and the Company anticipates converting it to cash within a year, the Company has classified crypto assets held as current assets in the condensed consolidated balance sheets. The Company assigns costs to transactions on a first-in, first-out basis.

CRYPTO ASSET BORROWINGS

The Company borrows crypto assets. Such crypto assets borrowed by the Company are reported in crypto assets held on the Company’s condensed consolidated balance sheets as well as liability measured at the fair value on the date of the borrowing. The borrowings are accounted for as hybrid instruments, with a liability host contract that contains an embedded derivative based on the changes in the fair value of the underlying crypto asset. The host contract is not accounted for as a debt instrument because it is not a financial liability and is carried at the fair value of the assets acquired and reported in crypto asset borrowings in the condensed consolidated balance sheets. The embedded derivative is accounted for at fair value, with changes in fair value recognized in other non-operating expenses in the condensed consolidated statements of operations and comprehensive income. The embedded derivatives are included in crypto asset borrowings in the condensed consolidated balance sheets. The term of these borrowings can either be for a fixed term of less than one year or can be open-ended and repayable at the option of the Company or the lender. These borrowings bear a fee payable by the Company to the lender, which is based on a percentage of the amount borrowed and is denominated in the related crypto asset borrowed. The borrowing fee is recognized on an accrual basis and is included in other non-operating expenses in the condensed consolidated statements of operations and comprehensive income.

We determine the fair value of our digital assets on a nonrecurring basis in accordance with ASC 820, Fair Value Measurement, based on quoted prices on the active exchange(s) that we have determined is the principal market for such assets (Level 1 inputs). We perform an analysis each quarter to identify whether events or changes in circumstances, principally decreases in the quoted prices on active exchanges, indicate that it is more likely than not that our digital assets are impaired. In determining if an impairment has occurred, we consider the lowest market price of one unit of digital asset quoted on the active exchange since acquiring the digital asset. If the then current carrying value of a digital asset exceeds the fair value so determined, an impairment loss has occurred with respect to those digital assets in the amount equal to the difference between their carrying values and the price determined.

As of December 31, 2022, the Company sold all of it’s Bitcoin holdings.

NOTE 4 - PROPERTY, PLANT AND EQUIPMENT

The Company has capitalized costs for equipment as follows:

	June 30, 2023	December 31, 2022
Property, plant and equipment	$222,681	$222,681
Accumulated depreciation	107,406	84,438
Property, plant and equipment, net accumulated depreciation	$115,275	$138,243

Depreciation expense for the six months ended June 30, 2023 and 2022 was $22,484, and $0, respectively.  An accounting adjustment was made for the consolidation of property, plant and equipment.

NOTE 5 - INTANGIBLE PROPERTY

In March of 2019, the Company purchased the rights in the amount of $260,000 to and further developed the Intellectual Property below:

•SKULLYS®

•DNATags®

•VoyCare

•Chimba Blockchain

The Company recorded the property and intangibles as an intangible asset. The valuation of the properties was booked at Fair Market Value.

In January of 2022 the Company determined DNATags carried no value and fully impaired the intangible asset.

NOTE 6 - CONVERTIBLE NOTES PAYABLE

The following table represents the convertible notes payable at June 30, 2023 and December 31, 2022.

Date of Note Issuance	June 30, 2023	December 31, 2022	Maturity Date	Conversion Terms	Name of Noteholder
2/14/17	2,800	2,800	8/14/17	See Footnote 1	Joseph Canouse
8/21/18	5,000	5,000	8/21/19	See Footnote 1	JP Carey Enterprises, Inc. Joseph Canouse, Manager
10/11/18	5,000	5,000	10/11/19	See Footnote 1	JP Carey Enterprises, Inc. Joseph Canouse, Manager
11/16/18	5,000	5,000	11/15/19	See Footnote 1	JP Carey Enterprises, Inc. Joseph Canouse, Manager
12/11/18	5,000	5,000	12/10/19	See Footnote 1	Carpathia, LLC, Manager Joseph Canouse
1/10/19	5,000	5,000	1/10/20	See Footnote 1	JP Carey Enterprises, Inc. Joseph Canouse, Manager
2/6/19	5,000	5,000	2/6/20	See Footnote 1	JP Carey Enterprises, Inc. Joseph Canouse, Manager
2/11/19	5,000	5,000	2/11/20	See Footnote 1	JP Carey Enterprises, Inc. Joseph Canouse, Manager
4/17/19	5,000	5,000	4/17/20	See Footnote 1	JP Carey Enterprises, Inc. Joseph Canouse, Manager
5/8/19	5,000	5,000	5/8/20	See Footnote 1	JP Carey Enterprises, Inc. Joseph Canouse, Manager
7/31/19	5,000	5,000	7/31/20	See Footnote 1	JP Carey Enterprises, Inc. Joseph Canouse, Manager
10/21/19	5,000	5,000	10/21/20	See Footnote 1	JP Carey Enterprises, Inc. Joseph Canouse, Manager
11/13/19	6,250	6,250	11/13/20	See Footnote 1	JP Carey Enterprises, Inc. Joseph Canouse, Manager
12/16/19	30,000	30,000	11/10/20	See Footnote 1	JP Carey Enterprises, Inc. Joseph Canouse, Manager
1/13/21	5,000	5,000	1/13/22	See Footnote 1	Carpathia, LLC, Manager Joseph Canouse
2/10/21	27,000	27,000	2/10/22	See Footnote 1	JP Carey Enterprises, Inc. Joseph Canouse, Manager
2/12/21	15,000	15,000	2/12/22	See Footnote 1	World Market Ventures, Chad Curtis, Manager

Date of Note Issuance	June 30, 2023	December 31, 2022	Maturity Date	Conversion Terms	Name of Noteholder
2/19/21	27,000	27,000	2/19/22	See Footnote 1	JP Carey Enterprises, Inc. Joseph Canouse, Manager
3/5/21	104,000	104,000	3/5/22	See Footnote 1	JP Carey Enterprises, Inc. Joseph Canouse, Manager
3/12/21	104,000	104,000	3/12/22	See Footnote 1	JP Carey Enterprises, Inc. Joseph Canouse, Manager
3/19/21	104,000	104,000	3/19/22	See Footnote 1	JP Carey Enterprises, Inc. Joseph Canouse, Manager
4/9/21	37,000	37,000	4/9/22	See Footnote 1	JP Carey Enterprises, Inc. Joseph Canouse, Manager
4/21/21	52,000	52,000	4/21/22	See Footnote 1	JP Carey Enterprises, Inc. Joseph Canouse, Manager
5/10/21	104,000	104,000	5/10/22	See Footnote 1	JP Carey Enterprises, Inc. Joseph Canouse, Manager
5/27/21	156,000	156,000	5/27/22	See Footnote 1	JP Carey Enterprises, Inc. Joseph Canouse, Manager
6/18/21	104,000	104,000	6/18/22	See Footnote 1	JP Carey Enterprises, Inc. Joseph Canouse, Manager
8/3/21	104,000	104,000	8/3/22	See Footnote 1	JP Carey Enterprises, Inc. Joseph Canouse, Manager
10/5/21	15,000	15,000	10/5/22	See Footnote 1	JP Carey Enterprises, Inc. Joseph Canouse, Manager
10/20/21	100,000	100,000	10/20/22	See Footnote 1	Carpathia, LLC, Manager Joseph Canouse
12/17/21	75,000	75,000	12/17/22	See Footnote 1	Carpathia, LLC, Manager Joseph Canouse
12/30/21	50,000	50,000	12/30/22	See Footnote 1	Carpathia, LLC, Manager Joseph Canouse
3/7/22	100,000	100,000	3/7/23	See Footnote 1	JP Carey Enterprises, Inc. Joseph Canouse, Manager
5/13/22	50,000	50,000	5/13/23	See Footnote 1	JP Carey Enterprises, Inc. Joseph Canouse, Manager
10/06/22	38,500	38,500	10/06/23	See Footnote 1	JP Carey Enterprises, Inc. Joseph Canouse, Manager
10/27/22	16,500	16,500	10/27/23	See Footnote 1	JP Carey Enterprises, Inc. Joseph Canouse, Manager
12/1/22	30,000	30,000	12/1/23	See Footnote 1	JP Carey Enterprises, Inc. Joseph Canouse, Manager
12/22/22	49,500	49,500	12/22/23	See Footnote 1	JP Carey Enterprises, Inc. Joseph Canouse, Manager
2/9/23	25,000	25,000	2/9/24	See Footnote 1	JP Carey Enterprises, Inc. Joseph Canouse, Manager
3/10/23	20,000	20,000	3/10/24	See Footnote 1	JP Carey Enterprises, Inc. Joseph Canouse, Manager
4/3/23	25,000	25,000	4/3/24	See Footnote 1	JP Carey Enterprises, Inc. Joseph Canouse, Manager
5/8/23	20,000	20,000	5/8/24	See Footnote 1	JP Carey Enterprises, Inc. Joseph Canouse, Manager
6/9/23	20,000	20,000	6/9/24	See Footnote 1	JP Carey Enterprises, Inc. Joseph Canouse, Manager
6/28/23	15,000	15,000	6/28/24	See Footnote 1	JP Carey Enterprises, Inc. Joseph Canouse, Manager
Sub-totals	$1,686,550	$1,561,550
Less: Debt Discount	(72,362)	(102,673)
Total Convertible Notes	$1,614,188	$1,458,877

Footnote 1 - Lowest of 75% of issuance day price or 50% lowest bid price in 30 days prior to conversion

NOTE 7 - ACCRUED INTEREST

The Company’s accrued interest consisted of the following:

	June 30, 2023	December 31, 2022
Carpathia, LLC	$35,144	$22,945
Joseph Canouse	4,896	4,509
JP Carey, LLC	318,249	237,553
Machiavelli LTD, LLC	7,348	5,562
World Market Ventures	4,281	3,388
Total Accrued Interest	$369,918	$273,957

NOTE 8 - EXTINGUISHMENT OF DEBT

During January 2022, the Company entered into a settlement agreement with Oscaleta Partners LLC for the cancellation of Seventy-Six Thousand Five Hundred Seventy-Four dollars ($76,574) in certain convertible notes payable and accrued interest. The cancellation included $26,074 in accrued interest and the associated derivative liability of $39,911.

The Company evaluated the cancellation under ASC 470-50, “Debt - Modification and Extinguishment”, and concluded that the cancellation resulted in significant changes to the economic substance of the debt and thus resulted in an extinguishment of the debt of $76,547 for the period ending December 31, 2022.

NOTE 9 - RELATED PARTY TRANSACTIONS

EMPLOYMENT AND BOARD OF DIRECTOR AGREEMENTS

The Company has employment and board of director agreements with its key employees, the controlling shareholders, who are its officers and directors of the Company.

•Mr. Franjose Yglesias

Employment Agreement: Five (5) year contract, annual salary of $150,000.

Amounts included in accruals represent amounts due to the officers and directors for corporate obligations under the abovementioned agreements.  Payments on behalf of the Company and accruals made under contractual obligation are accrued.  As of June 30, 2023, and December 31, 2022 accrued expenses were $448,668 and $388,445, respectively.

NOTE PAYABLE

In support of the Company’s efforts and cash requirements, it has relied on advances from the Chief Executive Officer s until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support.  All advances made in support of the Company are formalized by demand notes, at a 0.00% annual interest rate.

For the period ended June 30, 2023 and the year ended December 31, 2022 the balance of notes payable-related party was $65,991 and $63,886, respectively.

NOTE 10 - STOCKHOLDERS’ DEFICIENCY

At June 30, 2023 and December 31, 2022, there are 11,762,403,124 and 11,762,403,124 shares of Common stock par value $0.00001, outstanding, respectively.

At June 30, 2023 and December 31, 2022 there are 500,000,000 shares authorized of Preferred “A” Stock, par or stated value: $0.001.  Total Shares Issued & Outstanding: 500,000,000, respectively.

NOTE 11 - COMMITMENTS AND CONTINGENCIES

From time to time the Company may be a party to litigation matters involving claims against the Company.  Management believes that there are no current matters that would have a material effect on the Company’s financial position or results of operations.

NOTE 12 - SUBSEQUENT EVENTS

In accordance with ASC 855-10, the company has analyzed its operations subsequent to June 30, 2023, through the date these financial statements were issued (date of filing with the OTC Markets) and has determined that it does not have any material subsequent events to disclose in these financial statements.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Results of Operations

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and related notes included elsewhere in this prospectus. Material changes in our Statement of Operations for the six months ended June 30, 2023 and 2022 are discussed below.

Three Months Ended June 30, 2023, compared to Three Months Ended June 30, 2022

Revenues

The Company did not generate any revenues for the three months ended June 30, 2023 and 2022.

Operating Expense

Total operating expenses for the three months ended June 30, 2023 and 2022 were $112,218 and $195,406, respectively. Total operating expenses consisted of professional fees of $1,038 and $1,613, respectively, selling, general and administrative expenses of $86,972 and $186,811, respectively; rent expense of $12,724 and $6,982, respectively and depreciation and amortization of $11,484 and $0, respectively.

Professional fees decreased by approximately 36% due to preparing the Company to be full reporting with the Securities and Exchange Commission.

General and administrative expenses decreased by approximately 53% due to the Company implementing cost savings in its general operations.

Rent expenses increased by approximately 82% due to the Company executing new leases.

Depreciation and amortization expenses increased by approximately 100% due to the addition of new depreciable property, plant and equipment.

Other Income and Expenses

Other income (expense) for the three months ended June 30, 2023 and 2022 was ($200,289) and ($138,668), respectively. The change in other income (expense) can be attributed to the Company’s increase in interest expense, extinguishment of debt, disposal of assets and the ratable changes in derivative liabilities. Other income (expense) consisted of interest income of $26 and $0, respectively; interest expense of ($49,245) and ($43,546), respectively; interest expense related to derivatives of ($78,784) and ($130,528), respectively; change in derivatives of ($72,286) and $35,406, respectively.

Income (Loss) from Operations

Net income (loss) from operations for the three months ended June 30, 2023 was ($312,507) compared to ($334,074) for the three months ended June 30, 2022, a change of $21,567 or approximately 6%. The increase in the net loss can primarily be attributed to the Company’s ratable changes in derivatives.

Other Comprehensive Income (Loss)

Othe comprehensive income (loss) for the three months ended June 30, 2023 and 2022 was $1,183 and $0, respectively.  The change in other comprehensive income (loss) can be attributed to the Company’s unrealized foreign currency translation income.

Six Months Ended June 30, 2023, compared to Six Months Ended June 30, 2022

Revenues

The Company did not generate any revenues for the six months ended June 30, 2023 and 2022.

Operating Expense

Total operating expenses for the six months ended June 30, 2023 and 2022 were $203,274 and $365,486, respectively.  Total operating expenses consisted of professional fees of $3,212 and $3,739, respectively, selling, general and administrative expenses of $159,587 and $349,552, respectively; rent expense of $17,507 and $12,195, respectively and depreciation and amortization of $22,968 and $0, respectively.

Professional fees decreased by approximately 14% due to preparing the Company to be full reporting with the Securities and Exchange Commission.

General and administrative expenses decreased by approximately 54% due to the Company implementing cost savings in its general operations.

Rent expenses increased by approximately 44% due to the Company executing new leases.

Depreciation and amortization expenses increased by approximately 100% due to the addition of new depreciable property, plant and equipment.

Other Income and Expenses

Other income (expense) for the six months ended June 30, 2023 and 2022 was ($384,972) and $689,001, respectively. The change in other income (expense) can be attributed to the Company’s increase in interest expense and the ratable changes in derivative liabilities. Other income (expense) consisted of interest income of $26 and $0, respectively; interest expense of ($95,960) and ($83,721), respectively; interest expense related to derivatives of ($155,311) and ($281,194) respectively; loss on disposition of intangible asset of $0 and ($70,000), respectively; gain on extinguishment of debt of $0 and $76,547, respectively and change in derivatives of ($133,727) and $1,047,369, respectively.

Loss from Operations

Net income (loss) from operations for the six months ended June 30, 2023 was ($588,246) compared to $323,515 for the six months ended June 30, 2022, a change of $911,761 or approximately 282%. The decrease in the net loss can primarily be attributed to the Company’s ratable changes in derivatives.

Other Comprehensive Income (Loss)

Other comprehensive income (loss) for the six months ended June 30, 2023 and 2022 was $1,917 and $0, respectively. The change in other comprehensive income (loss) can be attributed to the Company’s unrealized foreign currency translation income.

Liquidity and Capital Resources

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern which contemplates, among other things, the realization of assets and satisfaction of liabilities in the ordinary course of business.

As of June 30, 2023, the Company had $35,343 in cash and cash equivalents. The Company did not generate revenues for the six months ended June 30, 2023 and has relied primarily upon capital generated from public and private offerings of its securities.

The Company sustained a loss of $588,246 for the six months ended June 30, 2023 and net income of $323,515 for the six months ended June 30, 2022. The Company has accumulated losses totaling $6,920,075 at June 30, 2023.  Because of the absence of positive cash flows from operations, the Company will require additional funding for continuing the development and marketing of products. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We are presently able to meet our obligations as they come due through our borrowing and the support of our shareholders. At June 30, 2023, we had a working capital deficit of $4,759,308.  Our working capital deficit is due to the results of operations.

Cash flows

The following table sets forth the primary sources and uses of cash and cash equivalents for the three months ended June 30, 2023 and 2022 as presented below:

	For the Six Months Ended
	June 30,
	2023		2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(588,246)		$323,515
Adjustment to reconcile net loss to net cash provided in operations:
Inventory	----		(49,422)
Change in fair market value of derivatives	133,727		(1,047,369)
Amortization of debt discount	155,311		281,194
Depreciation and amortization	22,968		----
Gain on extinguishment of debt	----		(76,547)
Loss on extinguishment of intangible asset	----		70,000
Change in assets and liabilities:
Accounts payable and accrued expenses	----		75,000
Accrued compensation	59,759		31,696
Accrued interest	95,960		54,987
Net Cash (used in) provided by operating activities	(120,521)		(336,946)

CASH FLOWS FROM INVESTING ACTIVITIES:
Sale (purchase) of digital assets	----		225,840
Net Cash Used in investing activates	----		225,840

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds (payments) notes payable, related party	2,105		(30,340)
Proceeds (payments) convertible notes payable	125,000		150,000
Stock issued to reduce debt	----		7,687
Net Cash provided by financing activates	127,105		127,347

Foreign currency translation	1,917		----

Net change in cash and cash equivalents	8,501		16,241
Cash and cash equivalents Beginning of period	26,842		10,150
Cash and cash equivalents End of period	$35,343		$26,391

Non-cash transactions
Original discount recorded on the recognition of notes with derivative liability	$125,000	$	----

Net cash used in operating activities for the six months ended June 30, 2023 and 2022 were ($120,521) and ($336,946), respectively. The primary difference was due to the derivatives associated with convertible notes payable.

Net cash used in investing activities for the six months ended June 30, 2023, and June 30, 2022, were $0 and $225,840, respectively.

Net cash provided by financing activities for the six months ended June 30, 2023 and 2022, were $127,105 and $127,347, respectively.

We anticipate that our future liquidity requirements will arise from the need to fund our growth from operations, pay current obligations and future capital expenditures. The primary sources of funding for such requirements are expected to be cash generated from operations and raising additional funds from the private sources and/or debt financing.  However, we can provide no assurances that we will be able to generate sufficient cash flow from operations and/or obtain additional financing on terms satisfactory to us, if at all, to remain a going concern. Our continuation as a going concern is dependent upon our ability to generate sufficient cash flow to meet our obligations on a timely basis and ultimately to attain profitability. Our Plan of Operation for the next twelve months is to raise capital to implement our strategy. We do not have the necessary cash and revenue to satisfy our cash requirements for the next twelve months. We cannot guarantee that additional funding will be available on favorable terms, if at all. If adequate funds are not available, then we may not be able to expand our operations.  If adequate funds are not available, we believe that our officers and directors will contribute funds to pay for some of our expenses. However, we have not made any arrangements or agreements with our officers and directors regarding such advancement of funds. We do not know whether we will issue stock for the loans or whether we will merely prepare and sign promissory notes. If we are forced to seek funds from our officers or directors, we will negotiate the specific terms and conditions of such loan when made, if ever. Although we are not presently engaged in any capital raising activities, we anticipate that we may engage in one or more private offering of our company’s securities. We would most likely rely upon the transaction exemptions from registration provided by Regulation A, or conduct another private offering under Section 4(2) of the Securities Act of 1933.  See “Note 2 - Going Concern” in our financial statements for additional information as to the possibility that we may not be able to continue as a “going concern.”

We are not aware of any trends or known demands, commitments, events or uncertainties that will result in or that are reasonably likely to result in material increases or decreases in liquidity.

Capital Resources.

We had no material commitments for capital expenditures as of June 30, 2023.

Off Balance Sheet Arrangements

We have made no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies & Use of Estimates

Management’s Discussion and Analysis of Financial Condition and Results of Operations is based upon our financial statements, which have been prepared in accordance with GAAP. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. In consultation with the Company’s Board of Directors, management has identified in the accompanying financial statements the accounting policies that it believes are key to an understanding of its financial statements. These are important accounting policies that require management’s most difficult, subjective judgments.  See “Note 2 - Summary of Significant Accounting Policies” in our financial statements for additional information.